Exhibit 10.13

AMENDMENT NO. 1

TO EXCHANGE STOCK OPTION AGREEMENT

This Amendment No. 1 to EXCHANGE STOCK OPTION AGREEMENT amends as of                     , 2006 the Exchange Stock Option Agreement dated as of November 18, 2005 [as previously amended by a First Amendment dated                     , 2006] (the “Agreement”) by and between Chicken Acquisition Corp., a Delaware corporation (the “Buyer”) and [insert name of Employee] (the “Employee”). Capitalized terms not defined herein have the meanings set forth in the Agreement.

R E C I T A L S

WHEREAS, the parties hereto wish to amend the definition of a “Public Offering” in Section 15 of the Agreement to conform it to the definition of a Qualified Public Offering in the Stockholders Agreement dated November 18, 2005 to which Employee is a party;

NOW, THEREFORE, the parties hereto agree as follows:

1. The definition of a “Public Offering” in Section 15 of the Agreement is deleted in its entirety and replaced with the following:

“‘Public Offering’ shall mean a public offering and sale of Company Common Stock for cash pursuant to an effective registration statement under the Securities Exchange Act of 1934, as amended from time to time, with an aggregate public offering price of at least $50,000,000.”

2. Except as expressly amended above, the Agreement shall remain in force.

Except as expressly amended above, the Agreement shall remain in force.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to Exchange Stock Option Agreement as of the date first written above.

EMPLOYEE:

By:
Name:

COMPANY:

CHICKEN ACQUISITION CORP.

By:
Steven A. Flyer
President